                                                                   EXHIBIT 10.21

                            DATED - February 28, 2002


                               WHITBREAD GROUP PLC


                                     - and -


                           TURBOCHEF TECHNOLOGIES, INC



                              SETTLEMENT AGREEMENT

         This Settlement Agreement is made on this 28th day of February 2002 between TurboChef Technologies, Inc., having a principal place of business at 10500 Metric Drive, Suite 128, Dallas, TX 75243, USA ("TurboChef"); and Whitbread Group PLC, having a principal place of business at of CityPoint, One Ropemaker Street, London EC2Y 9HX ("Whitbread" and, together with TurboChef, the "Parties").

         WHEREAS, Whitbread claims that TurboChef owes Whitbread
(pound)1,000,000 in connection with a dispute under agreements relating to the supply of certain equipment and maintenance services in respect to the equipment.

         WHEREAS, TurboChef disputes the amounts owed to Whitbread; and


         WHEREAS, the Parties desire to settle the Dispute and release and discharge each other from any and all Claims (as defined below) relating to the supply of equipment and maintenance (or failure to provide maintenance) by TurboChef (and any third-party claims relating thereto) in respect of any equipment and any other matters relating to any agreements entered into or representations made with respect to such equipment or maintenance, directly or indirectly, written or oral, from time to time (the "Dispute")

         IT IS AGREED AS FOLLOWS:

         1. TurboChef will pay (pound)460,000 plus an amount equal to the value added tax (the "VAT") relating to such payment (the "Total Payment") in satisfaction of the Dispute, which Total Payment shall be made as follows:

              (a) TurboChef will make a payment of (pound)50,000 plus the portion of the VAT relating to such payment (the "Initial Payment") to Whitbread on or prior to the close of business on the fifth business day of the date of this Settlement Agreement;

              (b) TurboChef will make 24 monthly payments (the "Interim Payment") to Whitbread of (pound)15,000 plus the portion of the VAT relating to such payment on the last calendar day of the month, commencing on March 31, 2002 and ending February 29, 2004 and

              (c) TurboChef will make a final payment of(pound)50,000 plus the portion of the VAT relating to such payment (the "Final Payment") on March 31, 2004.

         2. The parties further agree to negotiate the basis upon which a mutually acceptable press announcement relating to the announcement of the installation of any certain C3 Ovens by TurboChef may be released.

         3. Each of the Parties shall ensure that the terms of the agreement remain confidential and shall not disclose any details of the claim or this agreement to any third party, except as required by law, rule, or regulation, court order or decree.

         4. Intending to be legally bound hereby, Whitbread hereby releases and discharges TurboChef and its subsidiaries, parents, affiliates, employees, officers, directors, shareholders and agents, whether current or former, and their respective successors and assigns from all obligations, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, attorneys' fees, costs, disbursements, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgements, extents, executions, claims and demands whatsoever, in law, admiralty or equity solely in connection with the Dispute (collectively, the Claims).

         5. Intending to be legally bound hereby, TurboChef hereby releases and discharges Whitbread and its subsidiaries, parents, affiliates, employees, officers, directors, shareholders and agents, whether current or former, and their respective successors and assigns from all Claims against Whitbread solely in connection with the Dispute (collectively, the Claims)

         6. The parties hereto incorporate the "WHEREAS" recitals into this agreement.


         This agreement governed by English law.

/s/ Nigel Graham
----------------------------------
Executed for and on behalf of
WHITBREAD GROUP PLC


/s/ Mark Mirken
----------------------------------
Executed for and on behalf of
TURBOCHEF TECHNOLOGIES, INC.

                                      -2-